CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report included in this 8-K into the Company's previously filed Registration Statement File Nos. 333-74487 and 333-92065.


Tampa, Florida                          /s/ ARTHUR ANDERSEN LLP
April 20, 2000